UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 24, 2004

Teleglobe International Holdings Ltd

(Exact name of registrant as specified in its charter)

Bermuda	000-50780	98-0417192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 1154, 10 Queen Street, Hamilton, Bermuda	HM EX
(Address of principal executive offices)	(Zip Code)

(441) 296-4856

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17CFR240.13e-4(c))

ITEM 8.01	OTHER EVENTS

In connection with the proposed ITXC merger, the Company conducted a due diligence investigation, including an investigation with respect to ITXC’s financial statements, intellectual property and numerous other matters. As part of that investigation, ITXC made a representation that it was aware of no payments that it had made that would be in violation of the Foreign Corrupt Practices Act (“FCPA”). As part of its regular internal controls relating to retaining sales agents in foreign countries, Teleglobe personnel are required to complete a Teleglobe Agency Approval Form, which includes requirements for the requesting Teleglobe sales person to provide information about the prospective agent and to certify as to whether there is any reason to believe that the prospective agent or its controlling persons have certain connections to government or political party officials or employees. In addition, the sales person is required to certify that he or she has explained the FCPA and Teleglobe’s FCPA policy to the prospective sales agent. Additionally, Teleglobe requires the prospective agent to execute a Compliance Certification certifying that the Agent understands the anti-bribery obligations imposed by law and agreeing not to take any action in violation thereof. Teleglobe’s standard due diligence process requires the segregation of approval authority for hiring of sales agents and requires senior level finance department approval of all such agency agreements.

After the merger with ITXC, as part of its normal ongoing review of ITXC’s operations in connection with the post-merger integration of the Company and ITXC, including ITXC’s sales practices, the Company has identified and is investigating potential instances of noncompliance with the FCPA relating to ITXC’s operations in certain African countries. As a result of its ongoing review, the Company has terminated all sales agency agreements of ITXC and is putting all such arrangements through Teleglobe’s sales agency approval process described above before re-entering into any such agreements. This review is focusing on Africa as well as other ITXC sales agency arrangements worldwide, and is expected to take approximately three weeks. As a result of the investigation, which is not yet complete, the Company has terminated the employment of its Vice President, Sales-Wireless, formerly the Executive Vice President, Global Sales for ITXC, and its Regional Buyer for Africa, formerly ITXC’s Regional Director for Africa. Additional resignations or terminations may result in the future once the investigation is completed. The Company has not identified, and the Company does not believe it is likely, that any material adjustment to its financial statements is or will be necessary as a result of its investigation. The Company has notified the U.S. Securities and Exchange Commission and the U.S. Department of Justice of this matter.

The Audit Committee of the Company has engaged an outside law firm, Debevoise & Plimpton LLP, to investigate the foregoing matters. The Company is awaiting the conclusion of the investigation before issuing its financial statements for the second quarter of 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELEGLOBE INTERNATIONAL HOLDINGS LTD

By:	/S/ GERALD PORTER STRONG
Name:	Gerald Porter Strong
Title:	Chief Executive Officer and President of Teleglobe International Holdings Ltd

Date:    August 24, 2004